EXHIBIT 99.1

Persistence Software, Inc.                                    [PERSISTENCE LOGO]
1720 South Amphlett Boulevard
San Mateo, California 94402
650-372-3600 o 650-341-8432 Fax
www.persistence.com


FOR IMMEDIATE RELEASE                                             PRESS RELEASE

CONTACT:
--------
Brian Tobin                         Professional Investment Community and Media:
Persistence Software, Inc.          Joe Diaz or Joe Dorame
650.372.3600                        RCG Capital Markets Group, Inc.
btobin@persistence.com              480.675.0400


                       PERSISTENCE SOFTWARE, INC. REGAINS
                       NASDAQ SMALL-CAP MARKET COMPLIANCE

SAN MATEO, Calif.--February X, 2004--PERSISTENCE(R) SOFTWARE, INC. (NASDAQ:
PRSW), announced today that it has received notification from The Nasdaq Stock Market that it has regained compliance and will continue its listing on The Nasdaq SmallCap Market. Based on the Company's Form 8-K, dated January 29, 2004, The Nasdaq Listing Qualifications Staff has determined that the Company complies with Rule 4310(c)(2)(B)(i).

ABOUT PERSISTENCE SOFTWARE
Founded in 1991, Persistence is a publicly traded company (NasdaqSC: PRSW). Persistence Software provides innovative software tools to manage application data. Persistence products have helped over 100 leading companies achieve breakthrough performance, scalability and developer productivity, including Adobe, Applied Biosystems, Citigroup, Eurocontrol, FedEx, Fiducia AG, Motorola, NetJets, Prebon Yamane, Reuters, and Sabre.

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS DISCUSSED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS INVOLVING RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN SUCH FORWARD-LOOKING STATEMENTS. POTENTIAL RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, PERSISTENCE SOFTWARE'S LIMITED OPERATING HISTORY, POTENTIAL FLUCTUATIONS IN OUR OPERATING RESULTS, OUR POTENTIAL NEED TO RAISE CASH IN THE FUTURE, UNCERTAINTIES RELATED TO OUR LONG SALES CYCLE, OUR RELIANCE ON A RELATIVELY SMALL NUMBER OF CUSTOMERS, OUR DEPENDENCE ON THE JAVA PROGRAMMING LANGUAGE AND THE ENTERPRISE JAVABEANS STANDARD BECOMING WIDELY ACCEPTED STANDARDS, FAILURE TO MANAGE OUR RESOURCES OR ATTRACT AND RETAIN THE SERVICES OF KEY EMPLOYEES, OUR NEED TO DELIVER PRODUCTS THAT ARE FREE OF DEFECTS AND ERRORS AND MEET RAPIDLY CHANGING TECHNOLOGY STANDARDS AND CUSTOMER REQUIREMENTS, OUR NEED TO BUILD A STRONG DIRECT SALES TEAM AND DEVELOP THIRD PARTY SALES CHANNELS, OUR DEPENDENCE ON ENTERPRISE-WIDE SYSTEM DEPLOYMENTS, AND OUR NEED TO ADDRESS COMPETITION FROM COMPANIES WITH SUBSTANTIALLY GREATER RESOURCES. FURTHER INFORMATION REGARDING THESE AND OTHER RISKS AND UNCERTAINTIES IS INCLUDED IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, THE QUARTERLY REPORTS ON FORM 10Q FOR THE QUARTERS ENDED MARCH 31, 2003, JUNE 30, 2003 AND SEPTEMBER 30, 2003 IN OUR OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                       ###